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                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) July 19, 1994
                                                 -------------




                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
                                                          --------------

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Item 5.          Other Events

                 Information contained in the News Releases dated
July 18, 1994, is incorporated herein by reference.

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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 The Columbia Gas System, Inc.
                                                 -----------------------------
                                                          (Registrant)




                                                 By     /s/ R. E. Lowe
                                                   ---------------------------
                                                            R. E. Lowe
                                                         Vice President &
                                                             Controller

Date:  July 19, 1994

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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           July 18, 1994





                 CONGRESSIONAL COMMITTEE APPROVES COLUMBIA GAS
                          TAX SETTLEMENT WITH THE IRS

                 Wilmington, Del. -- The Columbia Gas System, Inc. (NYSE:CG) said today the U. S. Joint Congressional Committee on Taxation has approved the tax settlement Columbia concluded with the Internal Revenue Service earlier this year.

                 The settlement will now be submitted to the Bankruptcy Court for the District of Delaware for approval.

                 The settlement resolves the $553 million claim filed in 1992 by the IRS in Columbia's Chapter 11 proceeding for contested issues that arose during the years 1983 to 1990. In the settlement, Columbia agreed to pay the IRS $63 million in taxes and $49 million in related interest upon emergence from bankruptcy. On an after-tax basis, taking into account tax deductions that become available in subsequent years, the final cost of the settlement will be about $46 million, including post-petition interest.


                 The earnings impact of the settlement has previously been recorded.

                 The Columbia Gas System, Inc., and its principal pipeline subsidiary, Columbia Gas Transmission Corp., have been operating as debtors-in-possession under Chapter 11 of the Federal Bankruptcy Code since July 31, 1991.

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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           July 18, 1994





                COLUMBIA GAS TO CREATE NATURAL GAS MARKET CENTER


                 Wilmington, Del. -- The Columbia Gas System, Inc. (NYSE:CG) today announced plans to create a natural gas market center this year. Columbia Energy Services Corporation, the System's gas marketing company, will operate the center from its offices in Pittsburgh, Pa.

                 The Columbia Gas Market Center will offer a variety of natural gas supply services designed to meet the requirements of local utilities, marketers and large end users in today's competitive natural gas marketplace. Initially, Columbia will focus on markets in the Northeast and Midwest that are currently served by its five natural gas distribution companies and its interstate pipeline subsidiaries.

                 Columbia Gas Chairman John H. Croom said: "In establishing the Market Center, Columbia is responding to requests from its customers to provide one-stop shopping for natural gas supply services. In addition, the Market Center will enable customers to take full advantage of Columbia's extensive pipeline and distribution facilities, its natural gas reserves and its marketing expertise to meet their gas supply needs in an efficient and reliable manner."

                 Columbia System companies serve, directly or indirectly, more than eight million homes, businesses and industries in 15 northeastern, middle Atlantic, midwestern and southern states and the District of Columbia. The more than 53,000 miles of pipeline and extensive underground storage fields they operate link these customers to all of the major gas producing fields in the U.S.

                 The target date for initiating Columbia's Market Center services is October 1, 1994. Initially, the center will

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facilitate pipeline capacity releases, arrange for gas redeliveries and short-term natural gas storage and offer an electronic gas market information system. Columbia Energy Services currently buys and sells gas on a short- and long-term basis, arranges commodity hedges and offers fuel management and other supply planning and management services.

                 The Columbia Gas System, Inc., and Columbia Gas Transmission Corporation, its principal pipeline subsidiary, have been operating as debtors-in-possession under Chapter 11 of the Federal Bankruptcy Code since July 31, 1991.

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